Exhibit 99.1

Investor Relations: ICR, Inc. John Mills, Senior Managing Director (310) 954-1100 John.Mills@icrinc.com	Company: Javo Beverage Company, Inc. William Marshall (760) 560 - 5286 ext. 503 investing@javobeverage.com

JAVO BEVERAGE COMPANY ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

Third Quarter Net Sales Increase to $5.9 Million, Up 14.6% Compared to Last Year

Generated Positive EBITDA of $681 Thousand Compared to a Loss for the Same
Period Last Year

Company Engages Third-Party Financial Consultant to Advise and Assist in Plan to Restructure Existing Indebtedness

SAN DIEGO, CA – November 10, 2010 -- Javo® Beverage Company, Inc. (OTC BB: JAVO), a leading supplier of premium dispensable coffee and tea-based beverages to the foodservice industry, announced today financial results for the third quarter and first nine months of 2010.

Financial Highlights for the Third Quarter

•	Gross sales increased 12.4% to $7.3 million in the third quarter 2010.

•	Dispensed products sales were $6.9 million compared to $6.0 million, or 14.1% above the third quarter 2009.

•	Net sales were $5.9 million, 14.6% above the prior year period.

•	Gross profit margin as a percent of net sales was 45.0%, 0.7 percentage points above the same quarter last year.

•	Selling and marketing expenses for the quarter decreased by 33.2% to $773 thousand compared to the third quarter 2009.

•	Net loss was $1.8 million for the quarter, a $724 thousand improvement over the third quarter of 2009. The third quarter loss included $2.0 million of net non-cash expenses.

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•	EBITDA (earnings before interest, taxes, depreciation and amortization) was $681 thousand for the third quarter of 2010 compared to negative $(216) thousand for the same quarter last year.

Financial Highlights for the First Nine Months

•	Gross sales for the first nine months increased 7.4% to $19.6 million from $18.3 million in the same period 2009.

•	Dispensed products sales were $18.3 million compared to $16.7 million, a 9.4% year-over-year increase.

•	Net sales for the first nine months were $15.8 million, a 4.9% increase compared to the prior year period.

•	Gross profit as a percent of net sales for the first nine months was 41.9% compared to 43.8% in the first nine months of 2009. The decrease was due primarily to higher coffee bean costs.

•	Selling and marketing expenses for the first nine months of the year decreased $1.1 million to 15.7% of net sales, an 820 basis point improvement from the same period in 2009.

•	Net loss was $8.0 million for the first nine months, a $2.4 million improvement over the same period in 2009. The year-to-date 2010 loss included $5.5 million of non-cash expenses.

•	EBITDA (earnings before interest, taxes, depreciation, and amortization) was negative $(31) thousand compared to negative $(709) thousand for the comparable period last year.

Third Quarter 2010 Review

For the third quarter of 2010, gross sales increased to $7.3 million, up 12.4% from $6.5 million in the same quarter in 2009.  Net sales, after deducting marketing allowances, discounts and returns, for the third quarter of 2010 were $5.9 million, a 14.6% increase from $5.1 million in the prior year period.  The sales increase reflects higher sales for both hot and iced coffee.

Gross sales from dispensed products, the Company’s primary source of revenue, grew to $6.9 million, a 14.1% increase compared to the prior year quarter.  This improvement for the third quarter was due to an increase in the number of beverage dispensing locations serving Javo’s coffee and tea products as well as an improvement in the case productivity of installed customer locations compared to the same period last year.    At the conclusion of the third quarter, the Company had 5,363 Company-owned and installed dispensers, an increase of 722 from the same period a year ago.  As highlighted in the second quarter earnings release, the Company is actively working to improve the productivity of its Company-owned dispenser base by relocating or removing its weakest revenue producing units.  Initial results have demonstrated some progress as 321 dispensers were removed from the market during the current quarter and average product cases sold per owned dispenser for the quarter improved by 3% from the same period a year ago.  The Company’s revenue from bulk ingredients and packaged coffee and tea mixes, which do not utilize dispensing equipment, was $416 thousand, compared to $457 thousand for the prior year period.

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For the third quarter of 2010, gross profit was $2.6 million, a $371 thousand increase from the same period of 2009.  Gross profit as a percentage of net sales for the quarter was 45.0% compared to 44.4% in the prior year period.  At the end of the quarter, the Company implemented price increases of 3-6% in response to increased cost of goods for coffee beans, sugar and certain packaging materials.  Even though it expects this increase to offset recent cost increases, the industry is continuing to face higher green coffee costs which may affect future gross margins.  The Company also experienced increased expenses for removal, refurbishment, shipping and re-installation of dispensers compared to the same period last year.

Third quarter of 2010 sales and marketing expense decreased $383 thousand to $773 thousand, or 13.2% of net sales, compared to $1.2 million, or 22.7% of net sales, in the third quarter of 2009.  The improvement is attributable to  ongoing and completed initiatives to improve the efficiency of its selling efforts.

General and administrative expenses for the third quarter of 2010 were $2.1 million, or 36.6% of net sales, compared to $2.4 million, or 47.2% of net sales, for the same period last year.  The lower general and administrative costs reflect the Company’s efforts to manage its expenses and reduce overhead costs while growing its sales.   Excluding all non-cash depreciation, amortization and stock-based compensation, general and administrative expenses were $1.2 million for the third quarter of 2010.

EBITDA was $681 thousand for the third quarter of 2010 compared to a negative $(216) thousand in the prior year period.  This improvement reflects higher sales revenue combined with lower selling and marketing and general and administrative costs savings of $650 thousand stemming from cost reduction measures implemented earlier in the year.

For the third quarter of 2010, other net income/expenses totaled $(1.5) million compared to $(1.2) million in the comparable period last year.

The Company’s net loss for the quarter was $1.8 million, or ($0.01) per share, compared with $2.5 million, or $(0.01) per share, in the same quarter of the previous year. The third quarter loss included $2.0 million of net non-cash expenses, $914 thousand of non-cash depreciation and amortization expense, $674 thousand of non-cash interest expense for debt discount accretion and $434 thousand of non-cash stock compensation expense.   Interest expense for the quarter was $1.5 million, of which $674 thousand was for non-cash debt discount accretion.  Excluding total non-cash items, the Company achieved net income of $214 thousand in the third quarter.

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As previously announced on October 27, 2010, due to liquidity constraints, the Company has not paid interest payments that were due on October 1, 2010, in the aggregate amount of $265 thousand pursuant to certain of the Company’s Unsecured Senior Subordinated Promissory Notes.  Such non-payment does not constitute an event of default or result in acceleration of principal under the terms of the Notes.  Despite third quarter improvements in operating cash flow, the Company believes that its current and near-term liquidity will not allow it to make such interest payments out of its operating cash flows. Accordingly, the Company’s board of directors has engaged a third-party financial consultant to advise and assist the Company in developing and executing a plan to restructure the Company’s capitalization and existing indebtedness and enable the Company to emerge as a much stronger and better positioned business enterprise.  Please see the Company’s report on Form 8-k filed on October 27, 2010.

Management Comment

Commenting on third quarter results and the potential restructuring process, Stanley Greanias, Chief Executive Officer of Javo Beverage stated, “Our third quarter results reflect strong year-over-year improvement for our business and initial progress against the key initiatives that we outlined during the second quarter.  In the third quarter, higher net sales, combined with significantly reduced selling and marketing and general and administrative expenses allowed us to achieve positive EBITDA; however, this was not enough to allow us to service our cash debt obligations.  While we are pleased with the progress we have made, without some degree of restructuring, receiving an infusion of new capital or credit, or some other relief, we will not likely be able to meet future and current debt obligations.    Therefore, the Company has retained an independent financial advisory firm to assist us in developing and implementing a plan to address the capitalization and existing indebtedness issues and align our business for sustainable growth.”

Strategic Business Review and conference Call
As previously announced on October 27, 2010, the Company engaged a third-party financial consultant to advise and assist in developing and executing a plan to restructure its existing indebtedness.  Once the Company has reached a plan of action regarding its existing indebtedness, it will provide an update on its business and its existing debt at that time.  Due to the fact that this process is  ongoing and that a plan has not yet been approved, the Company will not be holding a third quarter earnings call.

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Management has established a strategy designed to improve operating performance in the future quarters.  The key points are:

Improve Average Revenue Per Dispenser:  Through its equipment relocation program, the Company expects to continue improving its average annual revenue per dispenser.  The focus of this initiative has been on dispensers owned by the company and relocating the lowest performing 20% to more productive locations.  During the third quarter, the Company has removed 321 low productivity dispensers from the market and is preparing them to return to the market at more productive locations.

Enhanced Distribution Network:  The Company is working to supplement its distribution network with specialty coffee distributors who have established scale in selling coffee and servicing dispensing equipment.  During the third quarter, the Company added several new distributors and is in ongoing discussions with other coffee and beverage service organizations.

Add Non-Owned Dispenser Revenue:  The Company has focused its selling resources on end user customers that purchase their own beverage equipment and those that can purchase packaged coffee and tea products that do not require equipment.  This will enable the Company to grow revenue without needing the related growth capital to fund the acquisition of dispensers.

About Javo® Beverage Company, Inc.
Based in Vista, California, Javo® Beverage Company (OTC Bulletin Board: JAVO) is an innovator and leader in the manufacture of coffee and tea-based dispensed beverages, drink mixes and flavor systems. The company has successfully commercialized a proprietary brewing technology that yields fresh brewed coffees and teas that are flavorful, concentrated and stable, with broad applications in the foodservice, food manufacturing and beverage industries. For foodservice operators, Javo makes it possible to serve great tasting hot coffees and cold specialty coffee beverages from convenient dispenser-based systems.  Javo also assists food and beverage processors seeking authentic and robust coffee and tea flavors through its development and supply of customized ingredients for packaged foods and ready-to-drink beverages. The company supplies a growing list of national and international foodservice operations, specialty coffee retailers, restaurant chains and food manufacturers. For information about Javo Beverage Company, please visit www.javobeverage.com.

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Forward-looking statements

This release contains forward-looking statements made by or on behalf of Javo® Beverage Company, Inc. All statements that address events or operating performance that the Company expects will occur in the future, including statements relating to restructuring or improvement of the Company’s capitalization or balance sheet, revenue growth, dispenser location growth, annual revenue per dispenser, volume growth, share of sales, future profitability or statements expressing general optimism about future operating results, and future financings are forward-looking statements. These forward-looking statements are based on management's current views, and management cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including those set forth in the Company's risk factors contained in the Company's most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, copies of which are available from the Company without charge and from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to review the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.

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JAVO BEVERAGE COMPANY, INC.
CONDENSED BALANCE SHEETS As of
	(Unaudited)
	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$439,984	$1,604,578
Restricted cash	58,008	140,000
Total cash, restricted cash and cash equivalents	497,992	1,744,578
Accounts receivable, less allowances	2,822,938	2,573,723
Inventory, net of reserve for obsolescence	1,035,980	1,246,129
Prepaid expenses	176,916	370,052
Total current assets	4,533,826	5,934,482
Property and equipment, net	9,802,316	11,629,536
Intangibles, net	2,107,210	2,396,015
Deposits	23,858	23,858
Total assets	$16,467,210	$19,983,891
LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$4,807,959	$4,006,857
Lines of credit	1,768,805	1,772,801
Accrued payroll and related benefits	635,876	238,108
Accrued short-term interest payable	567,120	578,847
Warrants payable	768	9,477
Current portion of long-term debt and capital leases	219,057	271,732
Total current liabilities	7,999,585	6,877,822
Long-term debt, net of current portion	27,414,692	26,692,123
Unamortized discount on long-term debt	(9,611,410)	11,126,194)
Accrued long-term interest payable	443,728	68,379
Total liabilities	26,246,595	22,512,130
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,599,019 shares issued and outstanding as of September 30, 2009 and December 31, 2008. 150,000 shares have been reserved for the Junior A Participating Preferred Stock.	2,599	2,363
Common stock, $0.001 par value, 400,000,000 shares authorized, 300,502,656 shares issued and outstanding as of September 30, 2010, 186,403,648 shares issued and outstanding as of December 31, 2009	300,503	298,803
Additional paid in capital	78,342,403	75,228,355
Accumulated deficit	(88,424,890)	(78,057,760)
Total stockholders' equity/(deficit)	(9,779,385)	(2,528,239)
Total liabilities and stockholders' equity/(deficit)	$16,467,210	$19,983,891

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JAVO BEVERAGE COMPANY, INC.
CONDENSED STATEMENT OF OPERATIONS
UNAUDITED
Comparative Statements of Operations for Periods	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Gross Sales	$7,336,999	$6,527,269	$19,641,705	$18,282,464
Returns and allowances	(1,486,844)	(1,421,570)	(3,849,919)	(3,232,094)
Net Sales	5,850,155	5,105,699	15,791,786	15,050,370
Cost of sales	(3,214,882)	(2,840,968)	(9,178,410)	(8,455,802)
Gross profit	2,635,273	2,264,731	6,613,376	6,594,568

Operating expenses:
Selling and marketing	(773,250)	(1,156,728)	(2,486,376)	(3,592,109)
General and administrative	(2,141,634)	(2,408,888)	(7,730,792)	(7,021,506)

Total operating expenses	(2,914,884)	(3,565,616)	(10,217,168)	(10,613,615)

Loss from operations	(279,611)	(1,300,885)	(3,603,792)	(4,019,047)

Other income (expenses):
Interest income	112	1,223	367	17,949
Interest expense	(1,523,378)	(1,233,839)	(4,427,700)	(7,724,482)
Income (expense) from derivatives	1,673	12,454	8,708	37,971
Other income	819	0	37,946	1,350,132
Gain/(loss) on disposal of assets	(408)	(3,661)	(19,920)	(70,584)

Total other expense	(1,521,182)	(1,223,823)	(4,400,599)	(6,389,014)
Net loss	$(1,800,793)	$(2,524,708)	$(8,004,391)	$(10,408,061)

Basic profit (loss) per share	$(0.01)	$(0.01)	$(0.03)	$(0.04)
Weighted average number of shares outstanding, basic	299,499,640	283,803,342	299,036,682	253,048,184

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Reconciliation of Non-GAAP to GAAP Amounts	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of Results from Operations without Non-cash Expenses (EBITDA)
Loss from Operations	(279,611)	(1,300,885)	(3,603,792)	(4,019,047)
Add back non-cash expenses
Depreciation & amortization	914,753	861,654	2,827,405	2,462,284
Non-cash compensation	45,915	222,875	401,868	847,342
Non-cash severance compensation	-	-	342,644	-

Profit (loss) from operations before non-cash expenses (EBITDA)	681,057	(216,356)	(31,874)	(709,421)

Reconciliation of Net Loss without Non-cash Expenses
Net loss	(1,800,793)	(2,524,708)	(8,004,391)	(10,408,061)
Add back non-cash expenses
Depreciation & amortization	914,753	61,654	2,827,405	2,462,284
Accretion of debt discount & loan fees	673,966	441,959	1,936,785	5,847,349
Non-cash compensation	434,621	222,875	401,868	847,342
Non-cash severance compensation	-	-	342,644	-
Non-cash debt repayment discount	-	-	-	(1,433,862)
Non-cash derivative (income) expense	(8,708)	(12,454)	(8,708)	(37,970)

Net loss before non-cash (income) expense	213,839	(1,010,673)	(2,504,396)	(2,722,918)

Reconciliation of General and Administrative Expense without Non-cash Expenses
General and administrative	(2,141,634)	(2,408,888)	(7,730,792)	(7,021,506)
Add back non-cash expenses
Depreciation expense	883,244	815,715	2,725,591	2,343,997
Non-cash compensation	45,915	222,875	401,868	847,342
Non-cash severance compensation	-	-	342,644	-

General & administrative without non-cash expenses	(1,212,475)	(1,370,298)	(4,260,688)	(3,830,167)